Exhibit 99

FOR IMMEDIATE RELEASE

MATRIX SERVICE COMPANY ANNOUNCES THE APPOINTMENT OF

JOHN R. HEWITT AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

TULSA, OK – March 31, 2011– Matrix Service Company (Nasdaq: MTRX), a leading industrial services company, announced today that John R. Hewitt will join the company as president and chief executive officer. Mr. Hewitt succeeds Michael J. Bradley, who served as president and chief executive officer from November 2006 to November 2010. Since Mr. Bradley’s departure, Michael J. Hall, the Company’s Chairman of the Board of Directors, expanded his role to provide oversight and strategic direction to the Company’s executive management team. Upon Mr. Hewitt joining the Company, Mr. Hall will remain as Chairman of the Board of Directors and work closely with Mr. Hewitt to ensure a smooth transition.

Mr. Hewitt has spent his entire career in the engineering, procurement, and construction (EPC) industry. For the past 25 years, he has worked for various operating businesses of Aker Solutions ASA (Aker) and its predecessor companies, which provide engineering and construction services, technology products, and integrated solutions to the energy and process industries worldwide. Mr. Hewitt is currently senior vice president of Aker Solutions, where he is responsible for providing executive oversight on major capital projects in Power and LNG. He previously served as President, United States Operations, Aker Solutions E&C US, Inc. from 2007 to 2009 where he was responsible for managing all construction services in North America. Previous to that he served as President, Aker Construction Inc where he had full profit and loss responsibility for a multi-disciplined direct hire industrial construction business operating throughout North America.

Mr. Hall said, “John Hewitt has extensive experience in the construction industry and in the markets we serve. He has been responsible for managing growth and delivering solid business results throughout his career. He brings a demonstrated ability and proven record in the EPC industry and is well prepared to lead Matrix Service Company.”

Mr. Hewitt earned a Bachelor of Business Administration degree in Finance from Stetson University in 1980 and a Bachelor of Science degree in Civil Engineering from Florida Institute of Technology in 1983.

Mr. Hewitt will relocate from Michigan to Tulsa and plans to start with Matrix Service in early May.

About Matrix Service Company

Matrix Service Company provides engineering, fabrication, construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in California, Illinois, Michigan, New Jersey, Oklahoma, Pennsylvania, Texas, and Washington in the U.S. and in Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For more information, please contact:

Matrix Service Company

Kevin Cavanah

Vice President and CFO

T: 918-838-8822

E: kcavanah@matrixservice.com

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